   As filed with the Securities and Exchange Commission on November 2, 2000

                                                       Registration No. 33-80665



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                _______________

                         POST-EFFECTIVE AMENDMENT NO. 2

                                  FORM S-8 POS

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ________________

                  THE HARTFORD FINANCIAL SERVICES GROUP, INC.
                  (formerly known as ITT Hartford Group, Inc.)
             (Exact name of registrant as specified in its charter)

          Delaware                                    13-3317783
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                                 Hartford Plaza
                            Hartford, CT  06115-1900
                    (Address of Principal Executive Offices)


                     The Hartford 1995 Incentive Stock Plan
       The Hartford 1996 Restricted Stock Plan for Non-Employee Directors
                 1997 Hartford Life, Inc. Incentive Stock Plan
     The Hartford Financial Services Group, Inc. 2000 Incentive Stock Plan
                           (Full title of the Plans)


                            Michael S. Wilder, Esq.
                Group Senior Vice President and General Counsel
                  The Hartford Financial Services Group, Inc.
                                 Hartford Plaza
                            Hartford, CT 06115-1900
                                 (860) 547-5000
           (Name, address and telephone number of agent for service)

              CALCULATION OF REGISTRATION FEE FOR ORIGINAL FILING

                                               Proposed
                                                maximum        Proposed
        Title of                               offering         maximum
      securities to        Amount to be        price per       aggregate           Amount of
      be registered         registered          unit/(1)/     offering price     registration fee
Common Stock, par value        8,600,000(3)     $48.875        $420,325,000       $144,939.40
$.01 per share

Series A Participating
Cumulative Preferred           8,600,000(2)       /(2)/           /(2)/               /(2)/
Stock Purchase Rights
====================================================================================================

(1) Estimated solely for the purpose of determining the registration fee previously paid in connection with the initial filing of this registration statement and, in accordance with Rule 457(h) of the Securities Act of 1933, based upon the market value of the Common Stock as quoted on the New York Stock Exchange as of December 18, 1995.

(2) The Series A Participating Cumulative Preferred Stock Purchase Rights (the "Rights") are appurtenant to and trade with the Common Stock. The value attributable to the Rights, if any, is reflected in the market value of the Common Stock and the registration fee for the Rights is included in the fee for the Common Stock.

(3) Includes shares of Common Stock subject to stock options to be granted in substitution for stock options granted by ITT Corporation which may be surrendered by participants in the 1995 ITT Hartford Incentive Stock Plan, other shares granted under The Hartford 1995 Incentive Stock Plan now administered under The Hartford 2000 Incentive Stock Plan, and options granted under the 1997 Hartford Life, Inc. Incentive Stock Plan which were converted into options to acquire common stock of the registrant. Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such additional shares as may be issued as a result of the split of, or stock dividend on, securities registered hereunder. The number illustrated above is the number of shares registered in connection with the original filing of this registration statement and does not reflect a stock split that occurred after such filing, the shares related to which are part of this registration statement pursuant to Rule 416(a).

This Second Post-Effective Amendment amends the cover sheet as originally filed and as amended by Amendment No. 1, solely to add The Hartford Financial Services Group, Inc. 2000 Incentive Stock Plan as the successor plan to The Hartford 1995 Incentive Stock Plan.

                                   SIGNATURES

     The Registrant.  Pursuant to the requirements of the Securities Act of
     --------------
1933, as amended, and the attached Powers of Attorney filed as an Exhibit to the Registration Statement, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Second Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut on the 31st day of October, 2000.

                                    THE HARTFORD FINANCIAL SERVICES
                                      GROUP, INC.


                                        /s/ John N. Giamalis
                                        --------------------
                                    By:    John N. Giamalis
                                    Title: Senior Vice President and Controller
                                           (Principal Accounting Officer)

     Pursuant to the requirements of the Securities Act of 1933, the Second Post-Effective Amendment to this registration statement has been signed on behalf of the following persons indicated below, in the capacities and on the date indicated.

Signature                      Title                                   Date
---------                      -----                                   ----
         *                     Chairman, President and Chief           October 31, 2000
--------------------------
Ramani Ayer                    Executive Officer and Director
                               (Principal Executive Officer)

         *                     Vice Chairman and Director              October 31, 2000
--------------------------
Lowndes A. Smith


         *                     Executive Vice President and            October 31, 2000
--------------------------
David K. Zwiener               Chief Financial Officer and Director
                               (Principal Financial Officer)


/s/ John N. Giamalis           Senior Vice President and               October 31, 2000
--------------------------
John N. Giamalis               Controller
                               (Principal Accounting Officer)

         *
--------------------------
Bette B. Anderson              Director                                October 31, 2000


--------------------------
Rand V. Araskog                Director                                October __, 2000


--------------------------
Dina Dublon                    Director                                October __, 2000


         *
--------------------------
Donald R. Frahm                Director                                October 31, 2000


         *
--------------------------
Paul G. Kirk, Jr.              Director                                October 31, 2000


--------------------------
Robert W. Selander             Director                                October __, 2000


--------------------------
H. Patrick Swygert             Director                                October __, 2000


         *
--------------------------
Gordon I. Ulmer               Director                                 October 31, 2000


*Signed By /s/ Michael O'Halloran
           ----------------------
           Michael O'Halloran as Attorney in Fact